UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT	June 20, 2011

(DATE OF EARLIEST EVENT REPORTED)	June 16, 2011

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800
Houston, Texas 77046
(Address of principal executive office)

(866) 913-2122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2011, the Registrant’s indirect wholly-owned subsidiary, Texas Gas Transmission, LLC ("Texas Gas") issued $115 million aggregate principal amount of its 4.50% senior notes due 2021 (the "Notes"). The Notes were issued pursuant to the indenture, dated as of January 19, 2011 (the “Original Indenture”), as amended by the First Supplemental Indenture dated June 7, 2011 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated June 16, 2011 (the “Second Supplemental Indenture”) between Texas Gas and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).  The Notes are an additional issue of Texas Gas’ outstanding 4.50% senior notes due 2021, issued in an aggregate principal amount of $325 million on January 19, 2011 (the “Original Notes”).  Texas Gas entered into the Second Supplemental Indenture solely for the purpose of establishing the principal amount of the Notes issued on June 16, 2011.  A copy of the Second Supplemental Indenture is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing description of the Second Supplemental Indenture is qualified in its entirety by reference to such Second Supplemental Indenture.  The Original Indenture was included as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 19, 2011 and the First Supplemental Indenture was included as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 13, 2011.  Both the Original Indenture and the First Supplement Indenture are incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

Exhibit 4.1	Second Supplemental Indenture dated June 16, 2011, between Texas Gas Transmission, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By: /s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial Officer and Treasurer

Dated: June 20, 2011